Exhibit 99.1

Rhinebeck Bank Receives Regulatory Approval to Continue Orange County Expansion
With New Branch in City of Newburgh

FOR IMMEDIATE RELEASE

Newburgh, NY (February 18, 2021) – Rhinebeck Bancorp, Inc. (NASDAQ: RBKB), the holding company of Rhinebeck Bank, has received all required regulatory approvals to continue its expansion in Orange County with the opening of a new branch at 456 Broadway in the city of Newburgh this spring.

The new branch, located in the commercial heart of Newburgh, will provide individuals, families, and businesses with a full complement of banking and lending services. Rhinebeck Asset Management, a division of Rhinebeck Bank, will provide a variety of personal and business financial planning services from their office at this new branch location.

“We believe in the city of Newburgh and in our ability to contribute to the success of residents and commercial entities throughout Orange County,” said Rhinebeck Bank President and CEO Michael J. Quinn. “We’ll work closely with municipal and business leaders to promote Newburgh, as we already have with our support of the Newburgh Creative Neighborhood, and to pursue smart, sustained growth in both residential and commercial markets.”

In the spring of 2018, Rhinebeck Bank enhanced the efforts of Hudson Valley Pattern for Progress’ Newburgh Creative Neighborhood through the creation of a $3 million loan fund. In January 2021, Rhinebeck Bank’s Board of Directors increased the fund to $4 million. This fund secures term loans, including commercial express loans, equipment and vehicle purchases, leasehold improvements and real estate transactions under favorable pricing, advance rates and terms to the prospective borrowers in the Newburgh Creative Neighborhood.

“Opening in Newburgh will provide local businesses the opportunity to establish a relationship with a true community bank that is as committed to the City of Newburgh as they are,” noted Senior Vice President, Commercial Lending Director Philip Bronzi. “Our Newburgh Creative Neighborhood Loan Fund has been instrumental in the revitalization of several Newburgh businesses and properties and we look forward to continuing that investment in Newburgh and supporting businesses there.”

Vince Aurigemma, Vice President, Residential Lending, highlighted the opportunity the Bank will offer those in the area looking to buy a home. “Home ownership is a foundation of building a secure financial future. Having a presence in the city of Newburgh will give residents access to our years of experience and the tools necessary to achieve their homeownership dreams.”

City of Newburgh Mayor Torrance Harvey said, “We are all thrilled to have Rhinebeck Bank open a branch in our great city. The services and benefits this will bring to our residents and business community is exponential. The teamwork that went into this project, and the desire and willingness of our partner to open up shop in Newburgh speaks volumes to their commitment to our community.”

“Rhinebeck Bank has a long and accomplished history of helping people and businesses flourish,” said City Manager Joseph Donat. “They go above and beyond to be a true community partner and the City of Newburgh could not be happier to have them open a branch location in the heart of our downtown corridor. This is a fabulous way to kick off the new year, and will undoubtedly lay the groundwork for a fruitful future for our city, and its residents and business owners alike.”

The new branch will be led by Branch Manager Mario Jimenez and Branch Team Leader Sergio Valentin. Diane Passaro, Vice President – Orange County Market Manager, an Orange County banking and lending veteran who joined Rhinebeck Bank last year, will oversee Newburgh branch operations and continue to facilitate new opportunities for growth in Orange County going forward.

The Newburgh branch will be the fourth Rhinebeck Bank location in Orange County, joining the villages of Goshen, Monroe and Warwick. Rhinebeck Asset Management is headquartered in Montgomery.

“We’re excited to expand our presence in Orange County,” said Mark Malone, Senior Vice President, Retail Banking. “Our Newburgh team is experienced, familiar with and connected to the city, and will be an active, visible presence in the community.”

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About Rhinebeck Bank

For more than 160 years, Rhinebeck Bank has been an integral part of the area’s economic growth and a driving force for commerce along the Hudson River. Rhinebeck Bank takes pride in being personally involved in local businesses, communities, and charitable organizations. Its ability to be responsive to the needs of their customers and community has led to continued growth. For more information about Rhinebeck Bank or any of its products or services, please visit www.RhinebeckBank.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on Rhinebeck Bancorp. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Rhinebeck Bancorp. There can be no assurance that future developments affecting Rhinebeck Bancorp will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. Readers should not place under reliance on such forward-looking statements, which speak only as of the date made. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Rhinebeck Bancorp with the Securities and Exchange Commission entitled “Risk Factors.” We specifically disclaim any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Investor Contact

Michael J. Quinn, President and Chief Executive Officer, Rhinebeck Bank
(845) 790-1501